Exhibit T3B.139

ORIGINAL Executed

CBL/OP g CBL MGTCO .5%

12/9/12

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS

THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS, dated as of December 7, 2012 (this “Assignment”), is entered into by and between CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (referred to herein as “Assignor”), and CBL & ASSOCIATES MANAGEMENT, INC., a Delaware corporation (“Assignee”).

R E C I T A L S:

A.    Assignor is a party to that certain Amended and Restated Operating Agreement of Laurel Park Retail Holding LLC dated as of June 1, 2005 (the “Operating Agreement”). Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Operating Agreement.

B.    Assignor owns seventy percent (70%) of the Membership Interests in Laurel Park Retail Holding LLC, a Michigan limited liability company (the “Company”).

C.    Assignor desires to assign to Assignee and Assignee desires to acquire from Assignor 0.7143 % of the Membership Interests held by Assignor in the Company, such amount being equal to 0.5% of the Membership Interests of the Company (the “Designated Membership Interest”).

D.    Assignor and Assignee are entering into this Agreement to effect the transfer of the Designated Membership Interest to Assignee and Assignee’s acceptance of such contribution.

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1.    Assignment and Assumption. Assignor hereby assigns to Assignee the Designated Membership Interest. Assignee accepts the foregoing assignment and assumes any and all obligations associated with the ownership of the Designated Membership Interest.

2.    Representations and Warranties of Assignor and Assignee.

(a)    Assignor hereby represents and warrants to Assignee, and to each of the other Members of the Company, that (i) Assignor has full power and authority to enter into this Assignment; (ii) Assignor has sole title to the Designated Membership Interest and, as of the date hereof, the Designated Membership Interest is not subject to any conveyance, sale, transfer, encumbrance, pledge, hypothecation or assignment and is free and clear of any liens or encumbrances whatsoever; (iii) upon the execution and delivery of this Assignment, Assignor shall have no further rights, title or interest in and to the Designated Membership Interest; and (iv) this Assignment does not violate, conflict with or constitute a breach of or default under, or require any consent pursuant to, any law or regulation presently applicable to Assignor, or any order of any court, regulatory body or tribunal or any loan, note, bond, mortgage, lease, indenture, license, agreement, or other instrument or obligation to which Assignor is a party or by which any of Assignor’s property is bound.

(b)    Assignee hereby represents and warrants to Assignor, and to each of the other Members of the Company, that (i) Assignee has full power and authority to accept the Assignment of the Designated Membership Interest, and to execute this Assignment under the governing documents of Assignee; (ii) this Assignment has been duly authorized by Assignee and has been executed by a duly authorized representative of Assignee; and (iii) Assignee’s acceptance of this Assignment does not violate, conflict with or constitute a breach of or default under, or require any consent pursuant to, any law or regulation presently applicable to Assignee, Assignee’s governing documents, or any order of any court, regulatory body or tribunal or any loan, note, bond, mortgage, lease, indenture, license, agreement, or other instrument or obligation to which Assignee is a party or by which any of Assignee’s property is bound.

3.    Indemnification. Assignor and Assignee each hereby agrees to indemnify, protect, defend, and hold the Company and its other Members harmless from and against any and all claims, causes of action, demands, obligations, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees, charges, and disbursements) relating to or otherwise arising in respect of the Designated Membership Interest transferred to Assignee hereunder accruing from and after the date hereof.

4.    Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

5.    Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

6.    Governing Law. This Assignment shall be governed by, and interpreted in accordance with, the laws of the State of Tennessee.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be effective as of the day and year first above written.

ASSIGNEE:		ASSIGNOR:

CBL & ASSOCIATES MANAGEMENT, INC.		CBL & ASSOCIATES LIMITED PARTNERSHIP
		By:	CBL Holdings I, Inc., its general partner

By:	/s/ Jeffery V. Curry	By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry	Name:	Jeffery V. Curry
Title:	Chief Legal Officer	Title:	Chief Legal Officer

Original Executed by Schostak

[CBL original Ext to Schostak]

Assignment 30% g CBL/OP

12/10/12

FINAL

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS

THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS, dated as of the 10th day of December, 2012 (this “Assignment”) is entered into by and between SCHOSTAK LAUREL PARK RETAIL HOLDING LLC, a Michigan limited liability company (referred to herein as “Assignor”), and CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (“Assignee”).

R E C I T A L S:

A.    Assignor and Assignee are parties to that certain Amended and Restated Operating Agreement of Laurel Park Retail Holding LLC dated as of June 1, 2005 (the “Operating Agreement”). Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Operating Agreement.

B.    Assignor owns a Membership Interest in Laurel Park Retail Holding LLC, a Michigan limited liability company (the “Company”), equal to thirty percent (30%) of the Membership Interests in the Company (the “Schostak Membership Interest”).

C.    Assignor and Assignee are parties to that certain Contribution Agreement dated as of March 18, 2005 (the “Contribution Agreement”).

D.    Pursuant to Section 7.7 of the Operating Agreement, Assignee has the option to acquire all or any portion of the Schostak Membership Interest, in a transaction qualifying under Section 721 of the Code by allowing Assignor to contribute the Schostak Membership Interest to Assignee as a capital contribution in return for the issuance to Assignee of Common OP Units provided that any such acquisition by Assignee of the Schostak Membership Interest does not result in the recognition by Assignor or its members of any federal or state taxable income/gain.

E.    Assignee has exercised its option pursuant to Section 7.7 of the Operating Agreement as to the entire Schostak Membership Interest and, simultaneously herewith, Assignor and Assignee are entering into that certain Issuance, Assignment and Assumption of Common Units pursuant to which the Common OP Units are being issued to Assignor.

F.    Assignor and Assignee are entering into this Agreement to effect the contribution of the Schostak Membership Interest to Assignee and Assignee’s acceptance of such contribution.

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1.    Assignment and Assumption. Assignor hereby assigns to Assignee the Schostak

Membership Interest as a contribution to the capital of the Assignee. Assignee accepts the foregoing assignment and assumes any and all obligations associated with the ownership of the Schostak Membership Interest.

2.    Representations and Warranties of Assignor and Assignee.

(a)    Assignor hereby represents and warrants to Assignee that (i) Assignor has full power and authority to enter into this Assignment; (ii) Assignor has sole title to the Schostak Membership Interest and, as of the date hereof, the Schostak Membership Interest is not subject to any conveyance, sale, transfer, encumbrance, pledge, hypothecation or assignment and is free and clear of any liens or encumbrances whatsoever; (iii) upon the execution and delivery of this Assignment, Assignor shall have no further rights, title or interest in and to the Schostak Membership Interest, Assignor shall have no further rights, title and interest in and to the Company or any of its assets and Assignor shall have no further rights, title or interest in and to Laurel Park Retail Properties LLC or any of its assets; and (iv) this Assignment does not violate, conflict with or constitute a breach of or default under, or require any consent pursuant to, any law or regulation presently applicable to Assignor, or any order of any court, regulatory body or tribunal or any loan, note, bond, mortgage, lease, indenture, license, agreement, or other instrument or obligation to which Assignor is a party or by which any of Assignor’s property is bound.

(b)    Assignee hereby represents and warrants to Assignor, that (i) Assignee has full power and authority to accept the Assignment of the Membership Interest, and to execute this Assignment under the governing documents of Assignee; (ii) this Assignment has been duly authorized by Assignee and has been executed by a duly authorized representative of Assignee; and (iii) Assignee’s acceptance of this Assignment does not violate, conflict with or constitute a breach of or default under, or require any consent pursuant to, any law or regulation presently applicable to Assignee, Assignee’s governing documents, or any order of any court, regulatory body or tribunal or any loan, note, bond, mortgage, lease, indenture, license, agreement, or other instrument or obligation to which Assignee is a party or by which any of Assignee’s property is bound.

3.    Indemnification. Assignee hereby agrees to indemnify, protect, defend, and hold Assignor harmless from and against any and all claims, causes of action, demands, obligations, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees, charges, and disbursements) relating to or otherwise arising in respect of the Schostak Membership Interest transferred to Assignee hereunder accruing from and after the date hereof.

4.    Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

5.    Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

6.    Governing Law. This Assignment shall be governed by, and interpreted in accordance with, the laws of the State of Michigan.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first above written.

ASSIGNEE:		ASSIGNOR:

CBL & ASSOCIATES LIMITED PARTNERSHIP		SCHOSTAK LAUREL PARK RETAIL HOLDING LLC
By: CBL Holdings I, Inc.,		By: Six Mile/Newburgh Venture, Inc.
its general partner		Its: Manager

By:	/s/ Jeffery V. Curry	By:	/s/ DAVID W. SCHOSTAK
Name:	Jeffery V. Curry	Name:	DAVID W. SCHOSTAK
Title:	Chief Legal Officer	Title:	PRESIDENT

Assignee Acknowledgment:

STATE OF TENNESSEE

COUNTY OF HAMILTON

On this 10th day of December, 2012, before me personally appeared Jeffery V. Curry, to me known to be the Chief legal officer of CBL Holdings I, lnc., a Delaware corporation and sole general partner of the Assignee, described in and who executed the foregoing instrument, for the purpose therein contained, by personally signing for Assignee via CBL Holdings I, lnc. as its sole general partner.

Kendall R. Martin Notary Public
Printed Name: Kendall R. Martin
Commission Expires: 01\22\2014

Assignor Acknowledgment:

STATE OF MICHIGAN
COUNTY OF WAYNE

On this 10th day of December, 2012, before me personally appeared DAVID W. SCHOSTAK, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged such person to be PRESIDENT (or other officer authorized to execute the instrument) of Six Mile/Newburgh Venture, Inc., manager of the within named Assignor, a limited liability company, and that such PRESIDENT or officer as such, executed the foregoing instrument for the purpose therein contained, by personally signing the name of the DAVID W. SCHOSTAK as its PRESIDENT.

/s/ Bonnie J. Hamblin
Notary Public

Printed Name: BONNIE J. HAMBLIN

Commission Expires: July 16, 2018

BONNIE J HAMBLIN

NOTARY PUBLIC, Wayne County MI

My Commission Expires July 16, 2018

Acting in Wayne County

with, the laws of the State of Michigan.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first above written.

ASSIGNEE:	ASSIGNOR:

CBL & ASSOCIATES LIMITED PARTNERSHIP	SCHOSTAK LAUREL PARK RETAIL HOLDING LLC
By: CBL Holdings I, Inc.,	By: Six Mile/Newburgh Venture, Inc.
its general partner	Its: Manager

By:	By:	/s/ DAVID W. SCHOSTAK
Name:	Name:	DAVID W. SCHOSTAK
Title:	Title:	PRESIDENT

Assignee Acknowledgment:

STATE OF TENNESSEE

COUNTY OF HAMILTON

On this              day of December, 2012, before me personally appeared             , to me known to be the              of CBL Holdings I, Inc., a Delaware corporation and sole general partner of the Assignee, described in and who executed the foregoing instrument, for the purpose therein contained, by personally signing for Assignee via CBL Holdings I, Inc. as its sole general partner.

Notary Public

Printed Name:

Commission Expires:

Assignor Acknowledgment:

STATE OF MICHIGAN

COUNTY OF WAYNE

On this 10th day of December, 2012, before me personally appeared DAVID W. SCHOSTAK, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged such person to be PRESIDENT (or other officer authorized to execute the instrument) of Six Mile/Newburgh Venture, Inc., manager of the within named Assignor, a limited liability company, and that such PRESIDENT or officer as such, executed the foregoing instrument for the purpose therein contained, by personally signing the name of the DAVID W. SCHOSTAK as its PRESIDENT.

/s/ Bonnie J. Hamblin
Notary Public

Printed Name: BONNIE J. HAMBLIN

Commission Expires: July 16, 2018

BONNIE J HAMBLIN

NOTARY PUBLIC, Wayne County, MI

My Commission Expires July 16, 2018

Acting in Wayne County